Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2022, relating to the financial statements of Alvotech Holdings S.A. appearing in Registration Statement No. 333-261773 on Form F-4 of Alvotech.

/s/ Deloitte ehf.

Kópavogur, Iceland

August 15, 2022